Gregory P. Rustowicz Vice President – Finance & Chief Financial Officer Jon Adams Treasurer Sept 2017 Investor Presentation Mark D. Morelli President and Chief Executive Officer Gregory P. Rustowicz Vice President – Finance & Chief Financial Officer October 31, 2017 Q2 Fiscal Year 2018 Financial Results Conference Call

2© 2017 Columbus McKinnon Corporation Safe Harbor Statement These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company’s customers and suppliers, competitor responses to the Company’s products and services, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently such forward looking statements should be regarded as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. This presentation will discuss some non-GAAP financial measures, which we believe are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. We have provided reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.

3© 2017 Columbus McKinnon Corporation Strong Organic Growth & Solid EPS Results Sales rose 40.1% to $212.8 million Organic growth 8.5% (FX adjusted) – stronger than expected Robust U.S. organic growth +9.5%  Market tailwinds: Industrial capacity utilization and GDP growth  Product availability and relevance; Strength in construction, materials and mining, automotive, entertainment and government Non-U.S. organic growth +6.5%  EMEA market tailwinds • Improved industrial capacity utilization • Strength in general industrial, aerospace, oil & gas and mining  Double digit growth as Latin America emerges out of recession Net income increased 84% to $12.5 million, or $0.54 diluted eps, in quarter Cash from operations was $20.3 million in quarter, $35 million year-to-date Debt repayment ahead of schedule Focus on industrial technology

4© 2017 Columbus McKinnon Corporation $151.9 $152.5 $183.7 $203.7 $212.8 Q2 FY17 Q3 FY17 Q4 FY17 Q1 FY18 Q2 FY18 Net Sales ($ in millions) Growth driven by organic volume and STAHL acquisition 8.5% organic growth (FX adjusted)  Strong organic growth in U.S.: +10% • Construction, utilities, steel & entertainment  Non-U.S. organic growth of 6%: • LatAm +15%, Canada +9%, EMEA +5% Q2 FY18 STAHL Acquisition $ 45.8 30.2% Volume 12.2 8.0% Foreign currency translation 2.2 1.4% Pricing 0.7 0.5% Y/Y + 40.1% Sales Bridge

5© 2017 Columbus McKinnon Corporation $49.7 $44.8 $50.3 $69.3 $71.6 $0.2 ($1.7) Q2 FY17 Q3 FY17 Q4 FY17 Q1 FY18 Q2 FY18 $59.2 $69.5 $69.9 $8.9 34.1%*29.4%*32.7%* 32.2%* 32.9%* Gross Profit & Adjusted Gross Margin (1) Non-GAAP AdjustmentsGross Profit * Adjusted gross profit as % of sales Gross Profit Bridge (1) Adjusted gross profit is a non-GAAP financial measures. Please see supplemental slides for a reconciliation from GAAP gross profit to non-GAAP gross profit and other important disclosures regarding the use of non-GAAP financial measures. ($ in millions) STAHL adjusted gross margin was 36.7% Q2 FY18 Q2 FY2017 Gross Profit $ 49.7 STAHL acquisition 16.8 Sales volume and mix 3.7 Insurance Settlement 1.7 Foreign currency translation 0.6 Pricing, net of material cost inflation 0.5 Product liability 0.4 STAHL integration costs (0.1) Productivity, net of other cost changes (1.7) Total Change $ 21.9 Q2 FY2018 Gross Profit $ 71.6

6© 2017 Columbus McKinnon Corporation RSG&A $19.0 $18.0 $21.5 $23.8 $25.0 $48.1 $19.4 $2.5 $2.5 $2.9 $2.9 $3.7 Q2 FY17 Q3 FY17 Q4 FY17 Q1 FY18 Q2 FY18 $49.5 $37.7$35.3 $45.6 (1) $13.8 $18.9 $17.2 $25.1 Incremental $9.2 million RSG&A with STAHL Pro-forma items:  $1.3 legal costs for insurance recovery  Received $1.7 million net from insurance carrier in July which reduced cost of sales  $0.6 million in integration costs  $0.4 million Magnetek litigation R&D expense: 1.7% of sales FY18 quarterly RSG&A run-rate: ~$46 million  Excludes STAHL integration costs of ~$6 million and other pro-forma items ($ in millions) Selling G&A R & D (1) Excludes impairment of intangible asset (STB) in FY2017 Q4

7© 2017 Columbus McKinnon Corporation $12.6 $5.3 ($3.2) $19.6 $3.1 $20.1 $1.4 $0.7 Q2 FY17 Q3 FY17 Q4 FY17 Q1 FY18 Q2 FY18 $20.0 ($3.2) Operating Income & Non-GAAP Margin (1) Non-GAAP AdjustmentsIncome from Operations * Non-GAAP operating income as % of sales. (1) Adjusted operating income is a non-GAAP financial measures. Please see supplemental slides for a reconciliation from GAAP operating income to non-GAAP operating income and other important disclosures regarding the use of non-GAAP financial measures. ($ in millions) 8.3%* STAHL accretive to operating margin: (excluding integrations costs)  $5.5 million incremental operating income  11.9% adjusted operating margin STAHL amortization estimated to be ~$8 million per year at current FX rates10.5%*5.5%* 9.5%*9.2%* $20.2 $12.6 $8.5 $16.9 $21.4

Quarterly Earnings Per Share

($ in millions)

GAAP Diluted EPS


$0.33
$0.02
($0.22)
$0.51
$0.54
Q2 FY17
Q3 FY17
Q4 FY17
Q1 FY18
Q2 FY18

Non-GAAP Adjusted EPS[1]


$0.40
$0.25
$0.45
$0.55
$0.51
Q2 FY17
Q3 FY17
Q4 FY17
Q1 FY18
Q2 FY18

Net income: $12.5 million

- Organic volume and acquisition drove bottom-line expansion
- $3.0 million benefit from lower YOY tax rate

Non-GAAP adjusted net income: $11.9 million[1], or $0.51 per diluted share

- 28% increase over prior-year
- Includes $0.04 accretion from STAHL in Quarter, $0.09 YTD

Effective tax rate: 14.1%

- Due to change in U.S. GAAP accounting standard impacting tax accounting treatment of equity compensation

Expected FY18 tax rate: 18% to 22%[2]

- Reduced from previous range of 20% to 24%

[1] Adjusted net income and diluted earnings per share (EPS) are non-GAAP financial measures. Please see supplemental slides for a reconciliation from GAAP net income and diluted EPS to non-GAAP adjusted net income and diluted EPS and other important disclosures regarding the use of non-GAAP financial measures.
[2] Tax rate guidance provided October 31, 2017

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9© 2017 Columbus McKinnon Corporation 21.2% 19.9% 18.6% 19.0% 18.5% 9/30/16 12/31/16 3/31/17 6/30/17 9/30/17 (1) Working Capital 3.5x 3.9x 4.1x 4.0x 4.1x 9/30/16 12/31/16 3/31/17 6/30/17 9/30/17 Working Capital as a Percent of Sales Inventory Turns (1) Excludes the impact of STAHL which was acquired on January 31, 2017 Working capital decreased 270 bps from the prior year period to 18.5%(1) (1) Inventory turns increased to 4.1x  Improvements drive cash flow for debt repayment (1) (1)

10© 2017 Columbus McKinnon Corporation Strong operating cash flow  Managing CapEx: working to improve return on invested capital and pay down debt  FY 2018 expected CapEx: ~ $15 million to $20 million(1) Cash Flow Note: Components may not add to totals due to rounding Three Months Ended September 30, 2017 2016 Net cash provided by operating activities $ 20.3 $ 18.4 Capital expenditures (CapEx) (4.2) (4.1) Operating free cash flow $ 16.2 $ 14.3 (1) Capital expenditure guidance provided October 31, 2017

11© 2017 Columbus McKinnon Corporation CAPITALIZATION Sep 30, 2017 March 31, 2017 Cash and cash equivalents $ 69.5 $ 77.6 Total debt 392.3 421.3 Total net debt 322.8 343.7 Shareholders’ equity 386.8 341.4 Total capitalization $ 779.0 $ 762.7 Debt/total capitalization 50.3% 55.2% Net debt/net total capitalization 45.5% 50.2% De-levering Balance Sheet Increased level of debt reduction in FY 2018  Increased to $55 million in FY18, up from original $45 million to $50 million plan  Targeting <3x Net Debt/EBITDA by end of FY18  Currently at 3.3x  Plan to pay down an additional $55 million in FY19 Covenant-lite  No leverage maintenance covenant as long as revolver is undrawn

12© 2017 Columbus McKinnon Corporation FY 2018 Outlook Orders and backlog  Q2 order growth: 5.5% organic year/year  Backlog decreased $10.6 million sequentially to $162.7 million; up 5% over prior year excluding STAHL • Seasonally slower order intake in Europe • STAHL backlog down $6.8 million sequentially Near-term Outlook  Expect 3% to 5% organic growth in third quarter  Leads to solid Fiscal 2018 On track with near-term priorities  STAHL value creation  Leverage Magnetek technology  Strengthen the core  Pay down debt

13© 2017 Columbus McKinnon Corporation Expect to introduce full plan in early 2018  Earnings Power Acceleration -- “EPAS”  Plan to drive stronger earnings power with industrial technology focus  Believe potential for margin expansion can translate to multiple expansion Focused on Profitable Growth  STAHL value creation • Achieve cost synergy target of $11 million in FY19 • Leverage brand and platform  Strengthen the core • Product availability • Make it easy for our customers: simplified offerings, on-line tools, bundled solutions and kits  Ramp the new product engine • Invest for growth, smart hoists  Operational Excellence • Product line simplification and value engineering Strategic Plan to Increase Earnings Power

14© 2017 Columbus McKinnon Corporation Supplemental Information

15© 2017 Columbus McKinnon Corporation Replay Number: 412-317-6671 passcode: 13671705 Telephone replay available through November 7, 2017 Webcast / PowerPoint / Replay available at www.cmworks.com/investors Transcript, when available, at www.cmworks.com/investors Conference Call Playback Info

16© 2017 Columbus McKinnon Corporation Adjusted Gross Profit Reconciliation Adjusted gross profit is defined as gross profit as reported, adjusted for unusual items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measure as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information such as adjusted gross profit is important for investors and other readers of the Company’s financial statements, and assists in understanding the comparison of the current quarter’s gross profit to the historical period’s gross profit. Quarter Q2 FY17 Q3 FY17 Q4 FY17 Q1 FY18 Q2 FY18 Gross Profit $49,729 $44,821 $50,335 $69,308 $71,619 Add back: Acquisition inventory step-up expense — — 8,852 — — STAHL integration costs — — — 169 52 Insurance Settlement — — — — (1,741) Non-GAAP adjusted gross margin $49,729 $44,821 $59,187 $69,477 $69,930 Sales 151,925 152,497 183,688 203,726 212,828 Adjusted gross margin 32.7% 29.4% 32.2% 34.1% 32.9% ($ in thousands)

Adjusted Income from Operations Reconciliation

($ in thousands)	Quarter				
	Q2 FY17	Q3 FY17	Q4 FY17	Q1 FY18	Q2 FY18
Income (loss) from operations	$12,619	$5,317	$(3,164)	$20,015	$19,587
Add back:					
Acquisition inventory step-up expense and real estate transfer taxes	—	—	8,852	—	—
Acquisition deal, integration, and severance costs	—	3,140	5,675	1,171	669
CEO retirement pay and search costs	—	—	3,085	—	—
Insurance recovery legal costs	—	—	1,359	229	1,323
Impairment of intangible asset	—	—	1,125	—	—
Magnetek litigation	—	—	—	—	400
Insurance settlement	—	—	—	—	(1,741)
Non-GAAP adjusted income from operations	$12,619	$8,457	$16,932	$21,415	$20,238
Sales	151,925	152,497	183,688	203,726	212,828
Adjusted operating margin	8.3%	5.5%	9.2%	10.5%	9.5%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's income from operations to the historical periods' income from operations

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Adjusted Diluted EPS Reconciliation

($ in thousands, except per share data)	Quarter				
	Q2 FY17	Q3 FY17	Q4 FY17	Q1 FY18	Q2 FY18
Net income (loss)	$6,816	$505	$(4,738)	$11,656	$12,508
Add back:					
Acquisition inventory step-up expense and real estate transfer taxes	—	—	8,852	—	—
Acquisition deal, integration, and severance costs	—	3,140	5,675	1,171	669
CEO retirement pay and search costs	—	—	3,085	—	—
Insurance recovery legal costs	—	—	1,359	229	1,323
Impairment of intangible asset	—	—	1,125	—	—
Loss on extinguishment of debt	—	—	1,303	—	—
(Gain) loss on foreign exchange option for acquisition	—	1,826	(236)	—	—
Magnetek litigation	—	—	—	—	400
Insurance settlement	—	—	—	—	(1,741)
Normalize tax rate (1)	1,335	(415)	(6,490)	(458)	(1,296)
Non-GAAP adjusted net income	$8,151	$5,056	$9,935	$12,598	$11,863
Average diluted shares outstanding	20,368	20,490	22,201	23,028	23,142
Diluted income per share - GAAP	$0.33	$0.02	$(0.22)	$0.51	$0.54
Diluted income per share - Non-GAAP	$0.40	$0.25	$0.45	$0.55	$0.51

(1) Applies normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and to apply a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measure as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's net income and diluted EPS to the historical periods' net income and diluted EPS.

© 2017 Columbus McKinnon Corporation

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